EXHIBIT 10.1

Elanco Animal Health Incorporated
Restricted Stock Unit Award Agreement

This Restricted Stock Unit Award has been granted on __________ __, 2020 (“Grant Date”) by Elanco Animal Health Incorporated, an Indiana corporation (“Elanco” or the “Company”), to the Eligible Individual who has received this Restricted Stock Unit Award Agreement (the “Grantee”).

Number of Shares:  Log into UBS account at
            http://equity.elancodirect.com

Grantee:

Vesting Date(s):  33% on March 1, 2021
           33% on March 1, 2022
           34% on March 1, 2023

(except as otherwise provided in this Restricted Stock Unit Award Agreement)

Elanco Restricted Stock Unit Award Agreement

Elanco Restricted Stock Unit Award Agreement

Section 1. Grant of Restricted Stock Units

Elanco, an Indiana corporation (“Elanco” or the “Company”), has granted to the Eligible Individual who has received this Restricted Stock Unit Award Agreement (the “Grantee”) an award of restricted stock units (the “Restricted Stock Units” or the “Award”) with respect to the number of shares of Elanco Common Stock (the “Shares”) referenced on page 1 of this document, pursuant to and subject to the terms and conditions set forth in the 2018 Elanco Stock Plan (the “Plan”) and to the terms and conditions set forth in this Restricted Stock Unit Award Agreement, including any appendices, exhibits and addenda hereto (the “Award Agreement”). Unless otherwise stated in the Plan where the terms in this Award Agreement may govern in the event of any conflict between the terms of the Plan and this Award Agreement, in the event of any such conflict, the terms of the Plan shall otherwise govern.
Any capitalized terms used but not defined in this Award Agreement shall have the meanings set forth in the Plan.
Section 2.Vesting
a.The Award shall vest as to all or a portion of the Award at the close of business in Greenfield, Indiana, U.S.A. on the earliest of the following dates (each, a “Vesting Date”):
i. the Vesting Date(s) set forth on page 1 of this document;
ii. a Qualifying Termination, as defined below; or
iii. the Grantee's Retirement, as defined below.
b.In the event the Grantee's Service is terminated due to the Grantee's death, any unvested portion of the Award will accelerate and vest in full.
c.In the event the Grantee’s Service is terminated due to a Qualifying Termination for a reason other than death, a pro-rata portion of the Award will accelerate and vest based on the ratio of (x) the number of full or partial months worked by the Grantee from the Grant Date to the Qualifying Termination to (y) the total number of months from the Grant Date to the next scheduled Vesting Date set forth on page 1 of this document.
d.In the event the Grantee’s Service is terminated due to Retirement prior to a Vesting Date set forth in Section 2(a)(i) above, a pro-rata portion of the Award will continue to vest on the Vesting Date(s) set forth in Section 2(a)(i) above (unless the Committee specifies another vesting date, in its sole discretion, under Section 3.3(j) of the Plan) based on the ratio of (x) the number of full or partial months worked by the Grantee from the Grant Date to Grantee's Retirement to (y) the total number of months from the Grant Date to the next scheduled Vesting Date set forth on page 1 of this document. "Retirement" for purposes of this Award Agreement means either (A) age sixty (60) unless otherwise prescribed under Applicable Laws or (B) thirty (30) years of Service with the Company or an Affiliate, including any years of Service with Eli Lilly & Company ("Lilly") prior to the Company's spin-off from Lilly.

Elanco Restricted Stock Unit Award Agreement

e.Any portion of the Award that does not vest pursuant to Section 2(a), 2(b), 2(c) or 2(d) shall be forfeited upon the Grantee's termination of Service or Qualifying Termination. Further, in the event the Grantee’s Service is terminated prior to a Vesting Date for any reason or in any circumstance other than those specified in Section 2(a), 2(b), 2(c) or 2(d) above, any unvested portion of the Award shall be forfeited.
f.For purposes of this Award Agreement, a "Qualifying Termination" means any one of the following:
i. the date the Grantee’s Service is terminated due to the Grantee’s death;
ii. the date the Grantee’s Service is terminated by reason of Disability;
iii. the date the Grantee’s Service is terminated due to a closing of a plant site or other corporate location;
iv. the date the Grantee's Service is terminated due to the elimination of a work group, functional or business unit or other broadly applicable reduction in job positions; or
v. the date the Grantee’s Service is terminated as a result of the Grantee’s failure to locate a position within the Company or an Affiliate following the placement of the Grantee on reallocation or medical reassignment in the United States.
The Committee, in its sole discretion, shall determine whether and when a Qualifying Termination has occurred and/or if a leave of absence or transfer of employment between the Company and an Affiliate or between Affiliates constitutes a termination of Service. Such determination shall be final and binding on the Grantee.
Section 3.Change in Control
The provisions of Section 13.2 of the Plan apply to this Award with the following modifications:
a.The only Change in Control event that shall result in a benefit under this Section 3 shall be the consummation of a merger, share exchange, or consolidation of the Company, as defined in Section 2.6(c) of the Plan (a “Transaction”).
b.In the event that the Award is not converted, assumed, substituted, continued or replaced by a successor or surviving corporation, or a parent or subsidiary thereof, in connection with a Transaction, then immediately prior to the Transaction, the Award shall vest automatically in full.
c.In the event that the Award is converted, assumed, substituted, continued or replaced by a successor or surviving corporation, or a parent or subsidiary thereof, in connection with a Transaction and the Grantee is subject to a Covered Termination (as defined below) prior to any applicable Vesting Date, the Award shall vest automatically in full.
For purposes of this provision, “Covered Termination” shall mean a Qualifying Termination, Grantee’s termination without Cause or the Grantee’s resignation for Good Reason. “Cause” and “Good Reason” shall have the meanings ascribed to

Elanco Restricted Stock Unit Award Agreement

them in the Elanco Animal Health, Inc. 2018 Change in Control Severance Pay Plan for Employees or the Elanco Animal Health, Inc. 2018 Change in Control Severance Pay Plan for Select Employees (both as amended from time to time) or any successor plan or arrangement thereto, as applicable.
d.If the Grantee is entitled to receive stock of the acquiring entity or successor to the Company as a result of the application of this Section 3, then references to Shares in this Award Agreement shall be read to mean stock of the successor or surviving corporation, or a parent or subsidiary thereof, as and when applicable.
Section 4.Settlement
a.Except as provided below, the Award shall be paid to the Grantee as soon as practicable, and in no event later than sixty days, following the applicable Vesting Date, or, if earlier, a vesting event contemplated under Section 3 above.
b.If the Award is considered an item of non-qualified deferred compensation subject to Section 409A of the Code (“NQ Deferred Compensation”) and the settlement date or period is determined by reference to the date of the termination of the Grantee’s Service, (i) the Award shall not be paid unless and until the Grantee experiences a “separation from service” within the meaning of Section 409A of the Code (a “Section 409A Separation”) and (ii) if the Grantee is a “specified employee” within the meaning of Section 409A of the Code as of the date of the Grantee’s Section 409A Separation, the vested portion of the Award shall instead be paid on the earliest of (1) the Vesting Dates set forth in Section 2(a)(i) with respect to the portion of the Award that was scheduled to vest on such Vesting Dates, (2) the first day following the six (6) month anniversary of the Grantee’s Section 409A Separation, (3) the date of a Section 409A CIC (as defined below), and (4) the date of the Grantee’s death. If the Award is considered NQ Deferred Compensation and the vesting event is a Transaction that does not constitute a “change in control event” within the meaning of Section 409A of the Code (a “Section 409A CIC”), the Award shall instead be settled on the earliest of (A) the Vesting Dates set forth in Section 2(a)(i) with respect to the portion of the Award that was scheduled to vest on such Vesting Dates, (B) the date of a Section 409A CIC, and (C) the date of the Grantee’s death.
c.At the time of settlement provided in this Section 4, the Company shall issue or transfer Shares or the cash equivalent, as contemplated under Section 4(d) below, to the Grantee. In the event the Grantee is entitled to a fractional Share, the fraction may be paid in cash or rounded, in the Committee’s discretion.
d.At any time prior to the applicable Vesting Date or until the Award is paid in accordance with this Section 4, the Committee may, if it so elects, determine to pay part or all of the Award in cash in lieu of issuing or transferring Shares. The amount of cash shall be based on the Fair Market Value of the Shares on the applicable Vesting Date.
e.In the event of the death of the Grantee, the payments described above shall be made to the successor of the Grantee.

Elanco Restricted Stock Unit Award Agreement

Section 5.Rights of the Grantee
a.No Shareholder Rights. The Restricted Stock Units do not entitle the Grantee to any rights of a shareholder of the Company until such time as the Restricted Stock Units vest and Shares are issued or transferred to the Grantee.
b.No Trust; Grantee’s Rights Unsecured. Neither this Award Agreement nor any action in accordance with this Award Agreement shall be construed to create a trust of any kind. The right of the Grantee to receive payments of cash or Shares pursuant to this Award Agreement shall be an unsecured claim against the general assets of the Company.
Section 6.Prohibition Against Transfer
The right of a Grantee to receive payments of Shares and/or cash under this Award may not be transferred except to a duly appointed guardian of the estate of the Grantee or to a successor of the Grantee by will or the applicable laws of descent and distribution and then only subject to the provisions of this Award Agreement. A Grantee may not assign, sell, pledge, or otherwise transfer Shares or cash to which he or she may be entitled hereunder prior to transfer or payment thereof to the Grantee, and any such attempted assignment, sale, pledge or transfer shall be void.
Section 7.Responsibility for Taxes
a.Regardless of any action the Company and/or the Grantee’s employer (the “Employer”) takes with respect to any or all income tax (including federal, state, local and non-U.S. tax), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Grantee further acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units and the lapse of restrictions, the transfer and issuance of any Shares, the receipt of any cash payment pursuant to the Award, the receipt of any dividends and the sale of any Shares acquired pursuant to this Award; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if the Grantee becomes subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
b.Prior to the applicable taxable or tax withholding event, as applicable, the Grantee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.
c.If the Restricted Stock Units are paid to the Grantee in cash in lieu of Shares, the Grantee authorizes the Company and/or the Employer, or their respective agents, at

Elanco Restricted Stock Unit Award Agreement

their discretion, to satisfy any obligation for Tax-Related Items by withholding from the cash amount paid to the Grantee pursuant to the Award or from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or the Employer.
d.If the Restricted Stock Units are paid to the Grantee in Shares and the Grantee is not subject to the short-swing profit rules of Section 16(b) of the Exchange Act, the Grantee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to (i) withhold from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or the Employer, (ii) arrange for the sale of Shares to be issued upon settlement of the Award (on the Grantee’s behalf and at the Grantee’s direction pursuant to this authorization or such other authorization as the Grantee may be required to provide to the Company or its designated broker in order for such sale to be effectuated) and withhold from the proceeds of such sale, and/or (iii) withhold in Shares otherwise issuable to the Grantee pursuant to this Award.
e.If the Restricted Stock Units are paid to the Grantee in Shares and the Grantee is subject to the short-swing profit rules of Section 16(b) of the Exchange Act, the Company will withhold in Shares otherwise issuable to the Grantee pursuant to this Award, unless the use of such withholding method is prevented by applicable law or has materially adverse accounting or tax consequences, in which case the withholding obligation for Tax-Related Items may be satisfied by one or a combination of the methods set forth in Section 7(d)(i) and (ii) above.
f.Depending on the withholding method, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Grantee may receive a refund of any over-withheld amount in cash as soon as practicable and without interest and will not be entitled to the equivalent amount in Shares. If the obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, the Grantee will be deemed to have been issued the full number of Shares to which he or she is entitled pursuant to this Award, notwithstanding that a number of Shares are withheld to satisfy the obligation for Tax-Related Items.
g.The Company may require the Grantee to pay the Company and/or the Employer any amount of Tax-Related Items that the Company and/or the Employer may be required to withhold or account for as a result of any aspect of this Award that cannot be satisfied by the means previously described. The Company may refuse to deliver Shares or any cash payment to the Grantee if the Grantee fails to comply with the Grantee’s obligation in connection with the Tax-Related Items as described in this Section 7.
Section 8.Section 409A Compliance
To the extent applicable, it is intended that this Award comply with the requirements of Section 409A of the U.S. Internal Revenue Code of 1986, as amended and the Treasury Regulations and other guidance issued thereunder (“Section 409A”) and this Award shall be interpreted and applied by the

Elanco Restricted Stock Unit Award Agreement

Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A.
Section 9.Nature of Grant
In accepting the grant, Grantee acknowledges, understands and agrees that:
a.the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;
b.the Award is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu thereof, even if Restricted Stock Units have been granted in the past;
c.all decisions with respect to future awards of Restricted Stock Units or other awards, if any, will be at the sole discretion of the Committee;
d.the Grantee’s participation in the Plan is voluntary;
e.the Award and any Shares subject to the Award are not intended to replace any pension rights or compensation;
f.the Award and any Shares subject to the Award, and the income and value of same, are not part of normal or expected compensation for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, holiday pay, leave pay, pension or welfare or retirement benefits or similar mandatory payments;
g.unless otherwise agreed with the Company, the Award and any Shares subject to the Award, and the income and value of same, are not granted as consideration for, or in connection with, the service the Grantee may provide as a director of an Affiliate;
h.neither the Award nor any provision of this Award Agreement, the Plan or the policies adopted pursuant to the Plan, confer upon the Grantee any right with respect to employment or continuation of current employment, and in the event that the Grantee is not an employee of the Company or any subsidiary of the Company, the Award shall not be interpreted to form an employment contract or relationship with the Company or any Affiliate;
i.the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
j.no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the Grantee ceasing to provide employment or other services to the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of local labor laws in the jurisdiction where the Grantee is employed or the terms of Grantee’s employment agreement, if any);
k.for purposes of the Award, the Grantee’s employment will be considered terminated as of the date he or she is no longer actively providing services to the Company, an

Elanco Restricted Stock Unit Award Agreement

Employer or an Affiliate and the Grantee’s right, if any, to vest in and be paid any portion of the Award after such termination of employment or services (regardless of the reason for such termination and whether or not such termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any) will be measured by the date the Grantee ceases to actively provide services and will not be extended by any notice period (e.g., active service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment agreement, if any); the Committee shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of the Award (including whether the Grantee may still be considered to be actively providing services while on a leave of absence);
l.unless otherwise provided in the Plan or by the Committee in its discretion, the Award and the benefits evidenced by this Award Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
m.none of the Company, the Employer or any Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Award or any amounts due to the Grantee pursuant to the settlement of the Award or the subsequent sale of any Shares acquired upon settlement.
Section 10.Data Privacy
a.Data Collection and Usage. The Company and the Employer may collect, process and use certain personal information about the Grantee, and persons closely associated with the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is the Grantee’s consent. Where required under Applicable Laws, Data may also be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory filings are made and the legal basis, where required, for such disclosure is the Applicable Laws.
b.Stock Plan Administration Service Providers. The Company transfers Data to UBS Financial Services Inc. and/or its affiliated companies (“UBS”), an independent service provider, which is assisting the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Data with such other provider serving in a similar manner. The Grantee may be asked to agree on separate terms and data

Elanco Restricted Stock Unit Award Agreement

processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.
c.International Data Transfers. The Company and its service providers are based in the United States. The Grantee’s country or jurisdiction may have different data privacy laws and protections than the United States. For example, the European Commission has issued a limited adequacy finding with respect to the United States that applies only to the extent companies register for the EU-U.S. Privacy Shield program, which is open to companies subject to Federal Trade Commission jurisdiction and in which the Company participates with respect to employee data. The Company’s legal basis, where required, for the transfer of Data is the Grantee’s consent.
d.Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and security laws.
e.Data Subject Rights. The Grantee understands that data subject rights regarding the processing of Data vary depending on Applicable Law and that, depending on where the Grantee is based and subject to the conditions set out in such Applicable Law, the Grantee may have, without limitation, the right to (i) inquire whether and what kind of Data the Company holds about the Grantee and how it is processed, and to access or request copies of such Data, (ii) request the correction or supplementation of Data about the Grantee that is inaccurate, incomplete or out-of-date in light of the purposes underlying the processing, (iii) obtain the erasure of Data no longer necessary for the purposes underlying the processing, (iv) request the Company to restrict the processing of the Grantee’s Data in certain situations where the Grantee feels its processing is inappropriate, (v) object, in certain circumstances, to the processing of Data for legitimate interests, and (vi) request portability of the Grantee’s Data that the Grantee has actively or passively provided to the Company or the Employer (which does not include data derived or inferred from the collected data), where the processing of such Data is based on consent or the Grantee’s employment and is carried out by automated means. In case of concerns, the Grantee understands that he or she may also have the right to lodge a complaint with the competent local data protection authority. Further, to receive clarification of, or to exercise any of, the Grantee’s rights, the Grantee understands that he or she should contact his or her local human resources representative.
f.Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and the Grantee is providing the consents herein on a purely voluntary basis. If the Grantee does not consent, or if the Grantee later seeks to revoke the Grantee’s consent, the Grantee’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing the Grantee’s consent is that the Company would not be able to grant this Award or other awards to the Grantee or administer or maintain such awards.
g.Declaration of Consent. By accepting the Award and indicating consent via the Company’s online acceptance procedure, the Grantee is declaring that he or she agrees with the data processing practices described herein and consents to the

Elanco Restricted Stock Unit Award Agreement

collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.
Section 11.Additional Terms and Conditions
a.Country-Specific Conditions. The Award shall be subject to any special terms and conditions set forth in any Appendix to this Award Agreement for the Grantee’s country. Moreover, if the Grantee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award Agreement.
b.Insider Trading / Market Abuse Laws. The Grantee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to the United States and the Grantee’s country of residence, which may affect the Grantee’s ability to directly or indirectly, for the Grantee or for a third party, acquire or sell, or attempt to sell, or otherwise dispose of Shares or rights to acquire Shares (e.g., Restricted Stock Units) under the Plan during such times as the Grantee is considered to have “inside information” regarding the Company (as determined under the laws or regulations in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Grantee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Grantee should consult with his or her personal legal advisor on this matter.
c.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Award and any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to execute any additional agreements or undertakings that may be necessary to accomplish the foregoing. Without limitation to the foregoing, the Grantee agrees that the Restricted Stock Unit Award and any benefits or proceeds the Grantee may receive hereunder shall be subject to forfeiture and/or repayment to the Company to the extent required to comply with any requirements imposed under Applicable Laws or any compensation recovery policy of the Company that reflects the provisions of Applicable Laws.
Section 12.Governing Law and Choice of Venue
The validity and construction of this Award Agreement shall be governed by the laws of the State of Indiana, U.S.A. without regard to laws that might cause other law to govern under applicable principles of conflict of laws. For purposes of litigating any dispute that arises under this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Indiana, and agree that such litigation shall be conducted in the courts of Hancock County, Indiana, or the federal courts for the United States for the Southern District of Indiana, and no other courts, where this Award is granted and/or to be performed.

Elanco Restricted Stock Unit Award Agreement

Section 13.Miscellaneous Provisions
a.Notices and Electronic Delivery and Participation. Any notice to be given by the Grantee or successor Grantee shall be in writing, and any notice shall be deemed to have been given or made only upon receipt thereof by the Corporate Secretary of the Company at the Elanco Animal Health Global Headquarters, Greenfield, Indiana 46140, U.S.A. Any notice or communication by the Company in writing shall be deemed to have been given in the case of the Grantee if mailed or delivered to the Grantee at any address specified in writing to the Company by the Grantee and, in the case of any successor Grantee, at the address specified in writing to the Company by the successor Grantee. In addition, the Company may, in its sole discretion, decide to deliver any documents related to the Award and participation in the Plan by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. By accepting this Award, the Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
b.Language. If the Grantee has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
c.Waiver. The waiver by the Company of any provision of this Award Agreement at any time or for any purpose shall not operate as or be construed to be a waiver of the same or any other provision of this Award Agreement at any subsequent time or for any other purpose.
d.Severability and Section Headings. If one or more of the provisions of this Award Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provisions shall be deemed null and void; however, to the extent permissible by law, any provisions which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Award Agreement to be construed so as to foster the intent of this Award Agreement and the Plan.
The section headings in this Award Agreement are for convenience of reference only and shall not be deemed a part of, or germane to, the interpretation or construction of this instrument.
e.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the underlying Shares. The Grantee should consult with his or her own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.

Elanco Restricted Stock Unit Award Agreement

Section 14.Award Subject to Acknowledgement of Acceptance
Notwithstanding any provisions of this Award Agreement, the Award is subject to acknowledgement of acceptance by the Grantee on or prior to 4:00 PM (EDT) on the 60th day after the Grant Date, through the website of UBS, the Company’s stock plan administrator. If the Grantee does not acknowledge acceptance of the Award prior to 4:00 PM (EDT) on or prior to the 60th day after the Grant Date, the Award will be cancelled, subject to the Committee’s discretion for unforeseen circumstances, provided, however, if the Grantee's Service is terminated due a Qualifying Termination prior to the 60th day after the Grant Date, the Award will not be cancelled and will be deemed accepted on behalf of the Grantee or the Grantee's legal successor.
IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed in Greenfield, Indiana, by its proper officer.

ELANCO ANIMAL HEALTH INCORPORATED

By:

Jeffrey N. Simmons
President, Chief Executive Officer and Director

Elanco Restricted Stock Unit Award Agreement

Appendix to

Elanco Animal Health Incorporated
Restricted Stock Unit Award Agreement

This Appendix includes special terms and conditions applicable to the Grantee’s country. These terms and conditions supplement or replace (as indicated) the terms and conditions set forth in the Award Agreement to which it is attached. If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working and/or residing (or is considered as such for local law purposes), or if the Grantee transfers employment or residency to a different country after the Award is granted, Elanco will, in its discretion, determine the extent to which the terms and conditions herein will apply. This Appendix also includes other information relevant to the Award.
Unless otherwise defined herein, the terms defined in the Plan or the Award Agreement, as applicable, shall have the same meanings in this Appendix.
There are no special terms and conditions or information for the following countries:

Austria	Germany	Korea	Slovenia
Belgium	Indonesia	Netherlands	Sweden
Czech Republic	Ireland	Norway	Thailand
Egypt	Japan	Poland
However, the Grantee should be aware that he or she may be required to take certain steps to comply with Applicable Laws in the Grantee’s country in connection with the Award. For example, exchange control, foreign asset and/or account and/or other tax reporting obligations may apply to the Grantee upon receipt of the Award or the Shares subject to the Award or upon the sale of Shares. For more information regarding such obligations, the Grantee should refer to the Employee Information Supplement for the Grantee’s country, if any. The Grantee should also consult with his or her own personal tax and legal advisors to determine what, if any, obligations exist with respect to the Award and/or the acquisition or sale of Shares. Neither the Company nor the Employer is responsible for any failure on the part of the Grantee to be aware of or comply with Applicable Laws.
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Elanco Restricted Stock Unit Award Agreement

ARGENTINA
Notifications
Securities Law Information. The Award and the Shares to be issued pursuant to the Award are offered as a private transaction and are not listed on any stock exchange in Argentina. This offering is not subject to supervision by any Argentine governmental authority.
AUSTRALIA
Terms and Conditions
Securities Law Information. Additional details regarding the offer of the Award are set out in the Australian Offer Document, a copy of which is attached to this Appendix for Australia as Annex 1.
Breach of Law. Notwithstanding anything to the contrary in the Award Agreement or the Plan, the Grantee will not be entitled to, and shall not claim, any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001, any other provision of that act, or any other applicable statute, rule or regulation that limits or restricts the provision of such benefit.
Notifications
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Ctch) applies (subject to the conditions in that act).

Elanco Restricted Stock Unit Award Agreement

Annex 1 to Appendix for Australia
AUSTRALIA - OFFER DOCUMENT
ELANCO ANIMAL HEALTH INCORPORATED
RESTRICTED STOCK UNIT AWARD AGREEMENT

The Company is pleased to provide the Grantee with this offer to participate in the Plan. This offer sets out information regarding the grant of Restricted Stock Unit Awards to Australian resident employees of the Company and its Affiliates. This offer is provided by the Company to ensure compliance of the Plan with Australian Securities and Investments Commission (“ASIC”) Class Order 14/1000 and relevant provisions of the Corporations Act 2001.
In addition to the information set out in the Award Agreement, the Grantee is also being provided with copies of the following documents (collectively, the “Additional Documents”):
1.Notification regarding Award;
2.Plan;
3.Information Summary/Prospectus; and
4.Employee Information Supplement for Australia
The Additional Documents provide further information to help the Grantee make an informed investment decision about participating in the Plan. Neither the Plan nor the Information Summary/Prospectus is a prospectus for the purposes of the Corporations Act 2001.
The Grantee should not rely upon any oral statements made in relation to this offer. The Grantee should rely only upon the statements contained in the Award Agreement and the Additional Documents when considering participation in the Plan.
Securities Law Notification
Investment in shares involves a degree of risk. Grantees who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of Shares under the Plan as set out in the Award Agreement and the Additional Documents.
The information contained in this offer is general information only. It is not advice or information that takes into account the Grantee’s objectives, financial situation and needs.
The Grantee should consider obtaining his or her own financial product advice from an independent person who is licensed by ASIC to give advice about participation in the Plan.
Additional Risk Factors for Australian Residents
The Grantee should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of Common Stock. For example, the price at which the Common Stock is traded on the New York Stock Exchange may increase or decrease due to a number of factors. There is no guarantee that the price of the Common Stock will increase. Factors which may affect the price of Common Stock include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil

Elanco Restricted Stock Unit Award Agreement

prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.
In addition, the Grantee should be aware that the Australian dollar value of any Shares acquired pursuant to the Award will be affected by the U.S. dollar/Australian dollar exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.
Common Stock
Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of the Common Stock is entitled to one vote for each Share held.
Dividends may be paid on the Common Stock out of any funds of the Company legally available for dividends at the discretion of the Board.
The Common Stock is traded on the New York Stock Exchange in the United States of America under the symbol “ELAN.”
The Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.
Ascertaining the Market Price of Shares
The Grantee may ascertain the current market price of the Common Stock as traded on the New York Stock Exchange at http://www.nyse.com under the symbol “ELAN.” The Australian dollar equivalent of that price can be obtained at:
http://www.rba.gov.au/statistics/frequency/exchange-rates.html.
This is not a prediction of what the market price of the Common Stock will be on any applicable vesting date or when Shares are issued to the Grantee or at any other time or of the applicable exchange rate at such time.

Elanco Restricted Stock Unit Award Agreement

BRAZIL
Terms and Conditions
Nature of Grant. This provision supplements Section 9 of the Award Agreement:
By accepting the Award, the Grantee agrees that (i) he or she is making an investment decision, (ii) the Shares will be issued to the Grantee only if the vesting conditions are met and any necessary Services are rendered between the Grant Date and each applicable Vesting Date, and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Grantee.
Labor Law Acknowledgment. The Grantee agrees, for all legal purposes, (i) the benefits provided under the Award Agreement and the Plan are the result of commercial transactions unrelated to the Grantee’s employment; (ii) the Award Agreement and the Plan are not a part of the terms and conditions of the Grantee’s employment; and (iii) the income from the Award or Shares, if any, is not part of the Grantee’s remuneration from employment.
Compliance with Law. By accepting the Award, the Grantee agrees to comply with all applicable Brazilian laws and agrees to report and pay any and all applicable taxes associated with the Award and the sale of the Shares acquired under the Plan.
CANADA
Terms and Conditions
Award Payable Only in Shares. The Award shall be paid in Shares only and does not provide the Grantee with any right to receive a cash payment.
Termination of Service. The following provision replaces Section 9(i) of the Award Agreement:
For purposes of the Award, the Grantee’s Service shall be considered terminated as of the date that is the earliest of (i) the date on which the Grantee’s Service is terminated, (ii) the date that the Grantee receives notice of termination of the Grantee’s Service, or (iii) the date the Grantee is no longer actively providing Service to the Company or any Affiliate, regardless of any notice period or period of pay in lieu of such notice required under applicable employment laws in the jurisdiction where the Grantee is employed or otherwise providing Service (including, but not limited to statutory law, regulatory law and/or common law) or the terms of the Grantee’s employment or other service agreement, if any. The Committee shall have the exclusive discretion to determine when the Grantee is no longer actively providing Service for purposes of the Award (including whether the Grantee may still be considered to be providing Service while on a leave of absence).
The following terms and conditions apply to employees resident in Quebec:
Language. The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Elanco Restricted Stock Unit Award Agreement

Data Privacy. This provision supplements Section 10 of the Award Agreement:
The Grantee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. The Grantee further authorizes the Company and any Affiliate and the Committee to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in the Grantee’s employee file.
Notifications
Securities Law Information. The Grantee is permitted to sell Shares acquired under the Plan through UBS or such other broker designated under the Plan, provided the resale of such Shares takes place outside of Canada through the facilities of a stock exchange on which the Company's Shares are listed. The Company's Shares are currently traded on the New York Stock Exchange (“NYSE”) which is located outside of Canada, under the ticker symbol "ELAN”, and Shares acquired under the Plan may be sold through this exchange.
CHILE
Notifications
Securities Law Notice. The grant of the Award constitutes a private offering in Chile effective as of the date of the Award Agreement. This offer of the Award is made subject to General Ruling N° 336 of the Chilean Commission for the Financial Market (“CMF”). This offer refers to securities not registered at the Securities Registry or at the Foreign Securities Registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Award is not registered in Chile, the Company is not required to provide public information about the Award or Shares in Chile. Unless the Award and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.
Esta oferta de los Derechos de Acciones Restringidas constituye una oferta privada de valores en Chile se inicia en la fecha de este documento. Esta oferta de los Derechos de Acciones Restringidas se acoge a las disposiciones de la norma de Carácter General Nº 336 de la Comisión para el Mercado Financiero (CMF”). Esta oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse de los Derechos de Acciones Restringidas no inscritos en Chile no existe la obligación por parte del emisor de entregar en Chile información pública respecto de los mismos. Estos Derechos de Acciones Restringidas no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el registro de valores correspondiente.
CHINA
Terms and Conditions
Vesting. This provision replaces Section 2(d) of the Award Agreement:
In the event the Grantee’s Service is terminated due to Retirement, the a pro-rata portion of the Award shall accelerate and vest at the close of business in Greenfield, Indiana, U.S.A., on the date the Grantee’s Service is terminated due to Retirement based on the ratio of (x) the number of full or partial months worked by the Grantee from the Grant Date to Grantee's Retirement to (y) the total number of months from the Grant Date to the next scheduled Vesting Date set forth on page 1 of

Elanco Restricted Stock Unit Award Agreement

the Award Agreement. "Retirement" for purposes of this Award Agreement means either (A) age sixty (60) unless otherwise prescribed under Applicable Laws or (B) thirty (30) years of Service with the Company or an Affiliate, including any years of Service with Lilly prior to the Company's spin-off from Lilly.
This provision supplements Section 2 of the Award Agreement:
To facilitate compliance with any Applicable Laws or regulations in China, the Grantee agrees and acknowledges that the Company (or a brokerage firm instructed by the Company) is entitled to sell any or all Shares issued to the Grantee on or as soon as practicable after the applicable Vesting Date or other vesting event (on behalf of the Grantee and at the Grantee’s direction pursuant to this authorization), either immediately after such Shares are issued to the Grantee or when the Grantee ceases Service or at such other time as the Company may determine is necessary or advisable to facilitate compliance with Applicable Laws or the administration of the Plan. The Grantee also agrees to sign any forms and/or consents that may be required by the Company and acknowledges that neither the Company nor the brokerage firm is under any obligation to arrange for such sale of the Shares at any particular price. In any event, when the Shares acquired under the Plan are sold, the proceeds of the sale of the Shares, less any Tax-Related Items and broker’s fees or commissions, will be remitted to the Grantee in accordance with applicable exchange control laws and regulations.
Exchange Control Restrictions. The Grantee understands and agrees that, due to exchange control laws in China, the Grantee will be required to immediately repatriate to China any funds (e.g., proceeds from the sale of Shares) received pursuant to this Award. The Grantee further understands that such repatriation of the funds may need to be effected through a special exchange control account established by the Company or any Affiliate. The Grantee hereby consents and agrees that any funds received pursuant to this Award may be transferred to such special account prior to being delivered to the Grantee’s personal account. The Grantee also understands that the Company will deliver the funds to the Grantee as soon as possible, but there may be delays in distributing the funds to the Grantee due to exchange control requirements in China. Funds may be paid to the Grantee in U.S. dollars or local currency at the Company’s discretion. If the funds are paid to the Grantee in U.S. dollars, the Grantee will be required to set up a U.S. dollar bank account in China so that the funds may be deposited into this account. If the funds are paid to the Grantee in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the funds to local currency due to exchange control restrictions. The Grantee further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
Neither the Company nor any Affiliate shall be liable for any costs, fees, lost interest or dividends or other losses the Grantee may incur or suffer resulting from the enforcement of the terms of this Addendum or otherwise from the Company’s operation and enforcement of the Plan, the Award Agreement and the Shares in accordance with Chinese law, including, without limitation, any applicable State Administration of Foreign Exchange rules, regulations and requirements.
COLOMBIA
Terms and Conditions
Nature of Grant. This provision supplements Section 9 of the Award Agreement:

Elanco Restricted Stock Unit Award Agreement

In accepting the Award, the Grantee acknowledges, understands and agrees that, pursuant to Article 128 of the Colombian Labor Code, the Award and any payment the Grantee receives pursuant to the Award do not constitute a component of “salary” and will not be considered as a salary nature payment for any legal purpose.  Therefore, the Award and any related benefit will not be included and/or considered for purposes of calculating any labor benefits, such as legal/fringe benefits, vacations, indemnities, payroll taxes, social insurance contributions and/or any other labor-related amount which may be payable.
Notifications
Securities Law Information. The Shares are not and will not be registered with the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and therefore the Shares may not be offered to the public in Colombia. Nothing in the Award Agreement should be construed as making a public offer of securities in Colombia.
DENMARK
Terms and Conditions
Employer Statement. The Grantee acknowledges that he or she has received an Employer Statement, translated into Danish, which includes a description of the terms of the Award as required by the Danish Stock Option Act.
FRANCE
Terms and Conditions
Award Not French-Qualified. The Award is not intended to be “French-qualified,” i.e., it is not intended to qualify for specific tax and/or social security treatment in France.
Language Consent. In accepting the Award, the Grantee confirms having read and understood the documents relating to the Award (the Plan and the Award Agreement, including this Appendix), which were provided in English. The Grantee accepts the terms of those documents accordingly.
Consentement Relatif à la Langue Utilisée. En acceptant cette Attribution, le Bénéficiaire confirme avoir lu et compris les documents relatifs à cette Attribution (le Plan le Contrat d’Attribution incluant cette Annexe), qui ont été remis en langue anglaise. Le Bénéficiaire accepte les termes de ces documents en conséquence.
INDIA
Notifications
Exchange Control Information. The Grantee is required to repatriate the proceeds from the sale of Shares and any dividends received in relation to the Shares to India within any time frame prescribed under applicable Indian exchange control laws, as may be amended from time to time. The Grantee must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Grantee's employer requests proof of repatriation. It is the Grantee's responsibility to comply with applicable exchange control laws in India.

Elanco Restricted Stock Unit Award Agreement

ITALY
Terms and Conditions
Plan Document Acknowledgment. In accepting the Award, the Grantee acknowledges that he or she has received a copy of the Plan, has reviewed the Plan and the Award Agreement (including this Appendix) in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement (including this Appendix) and, in particular, Section 2 (Vesting).
LEBANON
Terms and Conditions
Securities Law Information. The Plan does not constitute the marketing or offering of securities In Lebanon pursuant to Law No. 161 (2011), the Capital Markets Law. Offers under the Plan are being made only to Eligible Individuals.
MALAYSIA
Notifications
Director Notification Information. If the Grantee is a director of a Malaysian Affiliate, he or she is subject to certain notification requirements under the Malaysian Companies Act, 2016. Among these requirements is an obligation to notify the Malaysian Affiliate in writing when the Grantee receives or disposes of an interest (e.g., the Award, Shares) in the Company or a related company. This notification must be made within fourteen (14) days after acquiring or disposing of any interest in the Company or a related company.
MEXICO
Terms and Conditions
Acknowledgement of the Award Agreement. By accepting the Restricted Stock Unit Award, the Grantee acknowledges that he or she has received a copy of the Plan and the Award Agreement, including this Appendix, which he or she has reviewed. The Grantee further acknowledges that he or she accepts all the provisions of the Plan and the Award Agreement, including this Appendix. The Grantee also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in the “Grantee’s Acknowledgement” section of the Award Agreement, which clearly provide as follows:
(1) The Grantee’s participation in the Plan does not constitute an acquired right;
(2) The Plan and the Grantee’s participation in it are offered by the Company on a wholly discretionary basis;
(3) The Grantee’s participation in the Plan is voluntary; and
(4) The Company and its Affiliates are not responsible for any decrease in the value of any Shares acquired pursuant to the Restricted Stock Unit Awards.

Elanco Restricted Stock Unit Award Agreement

Labor Law Acknowledgement and Policy Statement. By accepting the Award, the Grantee acknowledges that the Company, with registered offices at the Elanco Animal Health Inc. Global Headquarters, Greenfield, Indiana 46140, U.S.A., is solely responsible for the administration of the Plan. The Grantee further acknowledges that his or her participation in the Plan, the grant of Restricted Stock Unit Awards and any acquisition of Shares under the Plan do not constitute an employment relationship between the Grantee and the Company because the Grantee is participating in the Plan on a wholly commercial basis and his or her sole employer is Elanco Salud Animal SA de CV (“Elanco-Mexico”). Based on the foregoing, the Grantee expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between the Grantee and his or her Employer, Elanco-Mexico, and do not form part of the employment conditions and/or benefits provided by Elanco-Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment.
The Grantee further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue the Grantee’s participation in the Plan at any time, without any liability to the Grantee.
Finally, the Grantee hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company, its subsidiaries, affiliates, branches, representation offices, shareholders, officers, agents or legal representatives, with respect to any claim that may arise.
Spanish Translation
Reconocimiento del Convenio de Concesión. Al aceptar el Premio de Desempeño, el Beneficiario reconoce que ha recibido y revisado una copia del Plan y del Convenio de Concesión, incluyendo este Apéndice. El Beneficiario reconoce y acepta todas las disposiciones del Plan y del Convenio de Concesión, incluyendo este Apéndice. El Beneficiario también reconoce que ha leído y aprobado de forma expresa los términos y condiciones establecidos en la sección: “Naturaleza de la Concesión” del Convenio de Concesión, que claramente establece lo siguiente:
(1) La participación del Beneficiario en el Plan no constituye un derecho adquirido;
(2) El Plan y la participación del Beneficiario en el es ofrecido por la Compañía de manera completamente discrecional;
(3) La participación del Beneficiario en el Plan es voluntaria; y
(4) La Compañía y sus Afiliadas no son responsables por ninguna disminución en el valor de las Acciones adquiridas de conformidad con el Premio de Desempeño.
Reconocimiento de la legislación Laboral aplicable y Declaración de la Política. Al aceptar el Premio, el Beneficiario reconoce que Company, con domicilio social en the Elanco Animal Health Global Headquarters, Greenfield, Indiana 46140, U.S.A., es la única responsable por la administración del Plan. Además, el Beneficiario reconoce que su participación en el Plan, la concesión de Unidades de Acciones Restringidas y cualquier adquisición de Acciones bajo el Plan no constituyen una relación laboral entre el Beneficiario y Company, en virtud de que el Beneficiario

Elanco Restricted Stock Unit Award Agreement

está participando en el Plan en su totalidad sobre una base comercial y su único empleador es Elanco Salud Animal SA de CV (“Elanco-Mexico”). Por lo anterior, el Beneficiario expresamente reconoce que el Plan y los beneficios que puedan derivarse de su participación no establecen ningún derecho entre el Beneficiario y su empleador, Elanco-México, y que no forman parte de las condiciones de trabajo y/o beneficios otorgados por Elanco-México, y cualquier modificación del Plan o la terminación del mismo no constituirá un cambio o modificación de los términos y condiciones en el empleo del Beneficiario.
Además, el Beneficiario comprende que su participación en el Plan es el resultado de una decisión discrecional y unilateral de la Company, por lo que Company se reserva el derecho absoluto de modificar y/o suspender la participación del Beneficiario en el Plan en cualquier momento, sin responsabilidad frente al Beneficiario.
Finalmente, el Beneficiario manifiesta que no se reserva acción o derecho alguno que origine una demanda en contra de Company, por cualquier compensación o daño relacionada con las disposiciones del Plan o de los beneficios otorgados en el mismo, y en consecuencia el Beneficiario libera de la manera más amplia y total de responsabilidad a E Company, sus subsidiarias, afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales de cualquier demanda que pudiera surgir.
PHILIPPINES
Terms and Conditions
Compliance with Law. The following provision supplements Section 3.3(h) of the Plan:
The Grantee acknowledges that the Grantee's participation in the Plan is subject to the Company obtaining an exemption from the registration requirements under Section 10.2 of the Philippines Securities Regulation Code. Without limitation to the foregoing, the Grantee understands and agrees that the issuance and delivery of Shares pursuant to the Award will be delayed until the Company obtains such exemption or the Committee has otherwise determined that the issuance of the Shares can been made in compliance with applicable laws and that the Company may settle the Award in cash, in its sole discretion if such requirements have not been met.
Notifications
Securities Law Notice. The risks of participating in the Plan include (without limitation) the risk of fluctuation in the price of the Shares on the New York Stock Exchange and the risk of currency fluctuations between the U.S. Dollar and your local currency. The value of any Shares the Grantee may acquire under the Plan may decrease below the value of the Shares at vesting and fluctuations in foreign exchange rates between the Grantee's local currency and the U.S. Dollar may affect the value of any amounts due to you pursuant to the subsequent sale of any Shares acquired upon vesting. The Company is not making any representations, projections or assurances about the value of the Shares now or in the future.
For further information on risk factors impacting the Company’s business that may affect the value of the Shares, you may refer to the risk factors discussion in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at

Elanco Restricted Stock Unit Award Agreement

https://investor.elanco.com/investors/investor-resources/faqs/default.aspx.
The Grantee is permitted to sell Shares acquired under the Plan through the designated Plan broker appointed by the Company (or such other broker to whom the Grantee transfers Shares), provided that such sale takes place outside of the Philippines through the facilities of the New York Stock Exchange on which the Shares are listed.
PORTUGAL
Terms and Conditions
Language Acknowledgement. The Grantee hereby expressly declares that he or she has full knowledge of the English language and has read, understood and freely accepted and agreed with the terms and conditions established in the Plan and the Award Agreement.
Conhecimento da Língua. O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (Award Agreement em inglês).
RUSSIA
Terms and Conditions
U.S. Transaction. The Grantee understands that accepting the Award and the terms and conditions of the Award Agreement will result in a contract between the Grantee and the Company completed in the United States and that the Award Agreement is governed by U.S. law. The Grantee understands and acknowledges that any Shares issued under the Plan shall be delivered to the Grantee through a brokerage account maintained outside Russia. The Grantee understands that the Grantee may hold Shares in a brokerage account outside Russia; however, in no event will Shares issued to the Grantee and/or share certificates or other instruments be delivered to the Grantee in Russia. The Grantee acknowledges and agrees that the Grantee is not permitted to sell or otherwise transfer the Shares directly to other Russian legal entities or individuals. Finally, the Grantee acknowledges and agrees that the Grantee may sell or otherwise transfer the Shares only outside Russia.
Notifications
Securities Law Information. This Appendix, the Award Agreement, the Plan and all other materials that the Grantee may receive regarding the Plan, do not constitute advertising or an offering of securities in Russia. The issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.
Exchange Control Information. Under current exchange control regulations in Russia, certain funds received outside of Russia must be repatriated to Russia as soon as the Grantee intends to use those amounts for any purpose, including reinvestment. Such funds must initially be credited to the Grantee through a foreign currency account at an authorized bank in Russia.  After the funds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws.

Elanco Restricted Stock Unit Award Agreement

As an exception to the above-mentioned repatriation rule, (i) cash proceeds from the sale of shares listed on one of the foreign stock exchanges on the list provided for by the Russian Federal law “On the Securities Market” (which currently includes the New York Stock Exchange) can be paid directly to a foreign bank or brokerage account opened with a bank located in an OECD (Organization for Economic Co-operation and Development) or FATF (Financial Action Task Force) country, and (ii) cash dividends paid on shares can be paid directly to a foreign bank or brokerage account opened with a bank located in an OECD or FATF country.  Other exceptions may apply.
SOUTH AFRICA
Terms and Conditions
Securities Law Information. In compliance with South African securities law, the Grantee acknowledges that he or she has been notified that the following documents listed below are available for the Grantee’s review at the applicable website listed below:
(1) The Company's most recent annual financial statement, available at: https://investor.elanco.com/investors/financials-and-filings/sec-filings/default.aspx.
(2) The Company's most recent Information Summary/Prospectus, which is viewable within the Recordkeeping Information Document Library on UBS Financial Services Inc. at: http://equity.elancodirect.com.
The Grantee acknowledges that he or she may have a copy of the above documents sent to him or her, without fee, on written request to the Secretary of the Company at the Elanco Animal Health Global Headquarters, Greenfield, Indiana 46140, U.S.A.
Responsibility for Taxes. This provision supplements Section 7 of the Award Agreement:
By accepting the Award, the Grantee agrees to notify the Employer of the amount of any gain realized when the Award vests and Shares are issued (or the cash equivalent is paid) to the Grantee. If the Grantee fails to advise the Employer of the gain realized when the Award vests and Shares are issued, the Grantee may be liable for a fine.
SPAIN
Terms and Conditions
Vesting. This provision supplements Section 2 of the Award Agreement:
As a condition of the grant of the Award, termination of the Grantee’s Service for any reason (including for the reasons listed below but excluding for the reasons specified in Section 2(e) of the Award Agreement) will automatically result in the forfeiture and loss of the Award and the underlying Shares to the extent that the Award has not yet vested as of the date of termination of the Grantee’s Service. In particular, and without limitation to the provisions of the Award Agreement and the Plan, the Grantee understands and agrees that the Award will be cancelled without entitlement to the underlying Shares or to any amount as indemnification if the Grantee terminates employment by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause (unless such layoff falls within the

Elanco Restricted Stock Unit Award Agreement

meaning of a plant closing or reduction in workforce as described in Section 2(e)), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985 (unless such layoff falls within the meaning of a medical reassignment as described in Section 2(e)). The Grantee acknowledges that he or she has read and specifically accepts the vesting conditions referred to in Section 2 of the Award Agreement.
Grantee’s Acknowledgement. This provision supplements Section 9 of the Award Agreement:
The Grantee understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Unit Awards under the Plan to individuals who may be Employees of the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Affiliates on an ongoing basis except to the extent otherwise provided in the Plan and this Award Agreement. Consequently, the Grantee understands that the Restricted Stock Unit Awards are granted on the assumption and condition that the Restricted Stock Unit Awards and any Shares acquired pursuant to the Restricted Stock Unit Awards shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Grantee understands that this grant would not be made to the Grantee but for the assumptions and conditions referred to above; thus, the Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Restricted Stock Unit Awards may be cancelled.
Notifications
Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Award. The Award Agreement has not nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
SWITZERLAND
Notifications
Securities Law Information. The grant of the Restricted Stock Unit Awards and the issuance of Shares is not intended to be publicly offered in or from Switzerland. Because this is a private offering in Switzerland, the Restricted Stock Unit Awards are not subject to registration in Switzerland. Neither this Award Agreement nor any other materials relating to the Restricted Stock Unit Awards (i) constitute a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (ii) may be publicly distributed nor otherwise made publicly available in Switzerland, or (iii) have been or will be filed with, approved or supervised by any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).
TAIWAN
Notifications

Elanco Restricted Stock Unit Award Agreement

Securities Law Information. The offer of participation in the Plan is available only for Employees of the Company and its Affiliates. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
TURKEY
Notifications
Securities Law Information. Under Turkish law, the Grantee is not permitted to sell any Shares acquired under the Plan in Turkey. The Shares are currently traded on the New York Stock Exchange in the United States of America, under the ticker symbol of "ELAN" and Shares acquired under the Plan may be sold through this exchange.
UNITED KINGDOM
Terms and Conditions
Settlement. Section 4(d) of the Award Agreement shall not apply to Restricted Stock Unit Awards granted in the United Kingdom.
Responsibility for Taxes. This provision supplements Section 7 of the Award Agreement:
Without limitation to Section 7 of the Award Agreement, the Grantee agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company and/or the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority).  The Grantee also agrees to indemnify and keep indemnified the Company and/or the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Grantee’s behalf.
Notwithstanding the foregoing, if the Grantee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the foregoing provision will not apply. In this case, the amount of any Tax-Related Items not collected from or paid  by the Grantee may constitute a benefit to the Grantee on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Grantee understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any employee NICs due on this additional benefit. Grantee acknowledges that the Company and/or the Employer (as appropriate) may recover such additional NICs at any time thereafter by any of the means referred to in Section 7 of the Award Agreement.
Joint Election. As a condition of Grantee's participation in the Plan and vesting of the Restricted Stock Unit Awards, the Grantee agrees to accept any liability for secondary Class 1 national insurance contributions which may be payable by the Company and/or the Employer in connection with the Restricted Stock Unit Awards and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, by accepting this Award, the Grantee is entering into a joint election with the Company or the Employer if he or she has not already done so, the form of such joint election being formally approved by HMRC (the “Joint Election”), a copy of which is attached to this Appendix for the United Kingdom as Annex 1, and any other required consent or election. The Grantee further agrees to execute such other joint elections as may be required

Elanco Restricted Stock Unit Award Agreement

between him or her and any successor to the Company and/or the Employer. The Grantee further agrees that the Company and/or the Employer may collect the Employer NICs from him or her by any of the means set forth in Section 7 of the Award Agreement.

Elanco Restricted Stock Unit Award Agreement

Annex 1 to Appendix for United Kingdom
Important Note on the Joint Election for Transfer of Liability for Employer National Insurance Contributions to the Grantee:
As a condition of the Grantee’s participation in the Elanco 2018 Stock Plan, as amended from time to time (the “Plan”), the Grantee is required to enter into a joint election to transfer to the Grantee any liability for employer National Insurance contributions (the “Employer NICs”) that may arise in connection with the Restricted Stock Unit Award (the “Award”) and in connection with future awards, if any, that may be granted to the Grantee under the Plan (the “Joint Election”).
By entering into the Joint Election:
•the Grantee agrees that any liability for Employer NICs that may arise in connection with or pursuant to the vesting of the Award and the acquisition of shares of common stock of Elanco Animal Health Inc. (the “Company”) or other taxable events in connection with the Award will be transferred to the Grantee; and
•the Grantee authorizes the Company and/or the Grantee’s employer to recover an amount sufficient to cover this liability by any method set forth in the Award Agreement and/or the Joint Election.
To enter into the Joint Election and to accept the Award, please select the button next to “Accept” where indicated on the Pending Acceptance screen. Please note that selecting the button next to “Accept” indicates the Grantee’s agreement to be bound by all of the terms of the Joint Election.
Please note that even if the Grantee has indicated his or her acceptance of this Joint Election electronically, the Grantee may still be required to sign a paper copy of this Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Joint Election.
Please read the terms of the Joint Election carefully before accepting the Award Agreement and the Joint Election. The Grantee should print and keep a copy of this Joint Election for his or her records.

Elanco Restricted Stock Unit Award Agreement

United Kingdom
Joint Election for Transfer of Liability for
Employer National Insurance Contributions to Employee
Election To Transfer the Employer’s National Insurance Liability to the Employee
This Election is between:
A.The individual who has obtained authorised access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive restricted stock unit awards (the “Award”) pursuant to the 2018 Elanco Stock Plan (the “Plan”), and
B.Elanco Animal Health Inc., an Indiana corporation, with registered offices at Greenfield, Indiana 46140, U.S.A. (the “Company”), which may grant Restricted Stock Unit Awards under the Plan and is entering into this Election on behalf of the Employer.
1.Introduction
1.1This Election relates to all Restricted Stock Unit Awards granted to the Employee under the Plan on or after February 1, 2019 up to the termination date of the Plan.
1.2In this Election the following words and phrases have the following meanings:
(a)“Chargeable Event” means any event giving rise to Relevant Employment Income.
(b)“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.
(c)“Relevant Employment Income” from Restricted Stock Unit Awards on which Employer's National Insurance Contributions becomes due is defined as:
(i) an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);
(ii)  an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or
(iii) any gain that is treated as remuneration derived from the earner's employment by virtue of section 4(4)(a) SSCBA, including without limitation:
(A)the acquisition of securities pursuant to the Restricted Stock Unit Awards (within the meaning of section 477(3)(a) of ITEPA);
(B)the assignment (if applicable) or release of the Restricted Stock Unit Awards in return for consideration (within the meaning of section 477(3)(b) of ITEPA);
(C)the receipt of a benefit in connection with the Restricted Stock Unit Awards, other than a benefit within (i) or (ii) above (within the meaning of section 477(3)(c) of ITEPA).
(d)“SSCBA” means the Social Security Contributions and Benefits Act 1992.

Elanco Restricted Stock Unit Award Agreement

1.3This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the Restricted Stock Unit Awards pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.
1.4This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.
1.5This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).
2.The Election
The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that, by accepting the Award (whether in hard copy of electronically) or by accepting this Election (whether is hard copy of electronically), he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.
3.Payment of the Employer’s Liability
3.1The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Chargeable Event:
(a)by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or
(b)directly from the Employee by payment in cash or cleared funds; and/or
(c)by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Restricted Stock Unit Awards, the proceeds from which must be delivered to the Employer in sufficient time for payment to be made to Her Majesty’s Revenue & Customs (“HMRC”) by the due date; and/or
(d)where the proceeds of the gain are to be paid through a third party, the Employee will authorize that party to withhold an amount from the payment or to sell some of the securities which the Employee is entitled to receive in respect of the Restricted Stock Unit Awards, such amount to be paid in sufficient time to enable the Company and/or the Employer to make payment to HMRC by the due date; and/or
(e)by any other means specified in the applicable Restricted Stock Unit Award agreement entered into between the Employee and the Company.
3.2The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the Awards until full payment of the Employer’s Liability is received.

Elanco Restricted Stock Unit Award Agreement

3.3The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HMRC on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically).
4.3Duration of Election
4.1 The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.
4.2  Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the Restricted Stock Unit Awards in circumstances where section 483 of ITEPA applies.
4.3  This Election will continue in effect until the earliest of the following:
(a)the date on which the Employee and the Company agree in writing that it should cease to have effect;
(b)the date on which the Company serves written notice on the Employee terminating its effect;
(c)the date on which HMRC withdraws approval of this Election; or
(d)the date on which, after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, the Election ceases to have effect in accordance with its own terms.
4.4  This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer.

Acceptance by the Employee
The Employee acknowledges that, by clicking on the button next to “Accept” to accept the Restricted Stock Unit Award Agreement and this Election (or by signing the Restricted Stock Unit Award Agreement or this Election whether is hard copy or electronically), the Employee agrees to be bound by the terms of this Election.

Elanco Restricted Stock Unit Award Agreement

Acceptance by the Company
The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signature for and on behalf of the Company

Position

Elanco Restricted Stock Unit Award Agreement

Schedule of Employer Companies
The employing companies to which this Election relates include:

Name:	Elanco UK AH Limited
Registered Office:	Lilly House, Priestley Road, Basingstoke, Hants RG24 9NL
Company Registration Number:	11378434
Corporation Tax Reference:	4312717782
PAYE Reference:	475/FB88335

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